Fiscal Year 2022, Third Quarter January 28, 2022 EARNINGS CALL PRESENTATION

2 HORACIO ROZANSKI President and Chief Executive Officer LLOYD HOWELL, JR. Chief Financial Officer and Treasurer LAURA S. ADAMS Chief Accounting Officer and Interim Head of Investor Relations CALL PARTICIPANTS

3 DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow, which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted EPS, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Financial Outlook,” reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2022. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA Margin on Revenue guidance for fiscal 2022 and 2025 and of Adjusted EBITDA guidance for fiscal 2025 to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures.

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5 KEY FINANCIAL RESULTS THIRD QUARTER FISCAL YEAR 2022 RESULTS (1) Comparisons are to prior fiscal year period. THIRD QUARTER (1) FISCAL YEAR TO DATE (12/31/21) (1) Revenue $2.0 billion +6.6% $6.1 billion +4.2% Revenue, Excluding Billable Expenses $1.4 billion +6.2% $4.3 billion +3.8% Adjusted EBITDA $222 million +8.1% $730 million +12.9% Adjusted EBITDA Margin on Revenue 10.9% +1.4% 11.9% +8.4% Net Income $129 million (10.8)% $376 million (8.3)% Adjusted Net Income $137 million (5.5)% $453 million +8.3% Diluted EPS $0.95 (7.8)% $2.76 (5.8)% Adjusted Diluted EPS $1.02 (1.9)% $3.35 +11.3% Net Cash provided by Operating Activities $21 million (90.8)% $481 million (39.8)%

6 $22.0 HISTORICAL BACKLOG & BOOK-TO-BILL (1) For more information on the components of backlog, and the differences between backlog and remaining performance obligations, please see the Company's Form 10-K for the fiscal year ended March 31, 2021; totals may not sum due to rounding. (2) Backlog presented as of December 31, 2021 includes backlog acquired from the Company's acquisitions made during the nine months ended December 31, 2021. Total backlog acquired was approximately $2.0 billion as of December 31, 2021. BACKLOG ($ IN BILLIONS) (1)(2) BOOK-TO-BILL TRENDS $19.3 $19.9 $22.9 $22.0 $20.7 $23.0 $24.6 $23.3 $24.0 $26.8 $29.0 $27.8 $3.4 $3.2 $4.4 $3.5 $3.4 $3.4 $4.5 $3.6 $3.5 $3.5 $4.9 $4.0 $3.7 $4.4 $5.4 $5.3 $4.5 $4.7 $6.2 $6.0 $6.1 $9.0 $9.5 $9.4 $12.2 $12.3 $13.2 $13.1 $12.8 $14.8 $13.9 $13.7 $14.4 $14.3 $14.6 $14.3 Funded Unfunded Priced Options 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 0.36x 1.29x 2.68x 0.48x 0.38x 2.17x 1.77x 0.32x 1.38x 1.30x 2.03x 0.39x Quarterly Book-to-Bill LTM Book-to-Bill 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22

CAPITAL ALLOCATION

DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY

- Our multi-year capital deployment plan is to follow a disciplined and opportunistic approach, subject to market conditions
- In Q3 FY22, we deployed approximately $139 million:
  - $50 million through quarterly dividends;
  - $83 million through share repurchases; and
  - $6 million through strategic minority investments
- The Board authorized a $0.06 dividend increase to $0.43 per share payable on March 2nd to stockholders of record on February 11th
- Our capital allocation priorities remain: operating needs, quarterly dividend, strategic M&A, share repurchases, and debt repayment

QUARTERLY CAPITAL DEPLOYMENT ($ IN MILLIONS)[1]


$142.2
$27.1
$43.0
3Q21
$236.7
$—
$185.5
$51.2
4Q21
$889.5
$726.4
$111.4
$51.6
1Q22
$284.7
$128.9
$105.5
$50.2
2Q22
$138.8
$6.2
$82.8
$49.8
3Q22
Quarterly Dividends
Share Repurchases(2)
M&A(3)(4)

HISTORICAL CAPITAL DEPLOYMENT ($ IN MILLIONS)[1]


$392.1
$19.1
$269.6
$103.4
FY18
$364.2
$250.0
$114.2
FY19
$333.2
$186.6
$146.6
FY20
$571.3
$72.2
$318.1
$181.1
FY21
$1,549.6
$861.5
$485.2
$202.9
LTM
Quarterly Dividends
Share Repurchases(2)
M&A(3)(4)

(1) Totals may not sum due to rounding.
(2) Includes share repurchases transacted but not settled and paid.
(3) Represents payments for strategic investments, net of cash acquired.
(4) Total amount of capital deployed for Q3 FY21 and FY21 does not include ~$2 million in applicable fees related to our minority investment in Tracepoint.

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8 FINANCIAL OUTLOOK UPDATED FULL YEAR FY22 GUIDANCE OPERATING PERFORMANCE UPDATED FY22 GUIDANCE ORIGINAL FY22 GUIDANCE Revenue Growth 5.7 – 7.2% 7.0 – 10.0% Adjusted EBITDA Margin on Revenue Approximately 11% Mid 10% Adjusted Diluted EPS(1) $4.10 – $4.30 $4.10 – $4.30 Net Cash Provided by Operating Activities $700 – $750 million $800 – $850 million (1) Assumes an effective tax rate of 22–24%; an average share count of 134–137 million, and interest expense of $92-95 million.

9 FY22 ADEPS WALK REAFFIRMING FY22 ADEPS GUIDANCE April FY22 ADEPS Guidance $4.10 - $4.30 Bond Interest ~$(0.09) Operational, Other Below-the-Line Items (e.g., Tax, Share Count) $0.09 July FY22 ADEPS Guidance(1) $4.10 - $4.30 (1) Reaffirming our FY22 guidance, which includes the added interest expense related to the issuance of $500 million of senior notes in Q1 FY22.

10 FY22 INCOME TAX DRIVERS REAFFIRMING EFFECTIVE TAX RATE BRIDGE FROM FY21 TO FY22 FY21 Effective Tax Rate on an Adjusted Diluted EPS Basis 20.1% Puts and Takes: '– Marginal tax rate on incremental pretax income(1) +~0.5 – 1.0% '– State and local income tax credits(2) +~0.5 – 1.0% '– Other discrete items(3) +~1.0 – 2.0% FY22 Expected Annual Effective Tax Rate(4) 22.0 – 24.0% NOTES: (1) As the Company's federal/state statutory tax rate is higher than its effective tax rate, a higher marginal tax rate is applied to incremental forecasted pre- tax income, which increases the overall effective tax rate year over year. (2) The Company expects to realize lower state and local tax credits during FY22, predominantly due to the impact of COVID-19 and the ability to generate wage and other credits in various jurisdictions due to teleworking. (3) During Q3 FY21, the Company released $10.2 million in reserves for uncertain tax positions related to an acquired subsidiary, due to the expiration of the statute of limitations. (4) The estimated annual effective tax rate guidance does not take into account potential tax headwinds that could occur, including any impacts of corporate tax rate reform.

11 APPENDIX

12 NON-GAAP FINANCIAL INFORMATION • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before financing transaction costs, supplemental employee benefits due to COVID-19, and acquisition-related costs, including significant acquisition amortization. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including financing transaction costs, supplemental employee benefits due to COVID-19, and acquisition-related costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. We prepare Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income before: (i) acquisition costs, (ii) financing transaction costs, (iii) supplemental employee benefits due to COVID-19, (iv) significant acquisition amortization, (v) gains associated with equity method investment activities, (vi) research and development tax credits, (vii) release of income tax reserves, (viii) loss on debt extinguishment and (ix) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to our condensed consolidated financial statements in our Form 10-Q for the period ended December 31, 2021. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software.

NON-GAAP FINANCIAL INFORMATION

(In thousands, except share and per share data)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Nine Months Ended December 31, 2021	Nine Months Ended December 31, 2020
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 2,030,520	$ 1,904,020	$ 6,125,624	$ 5,879,658
Less: Billable expenses	621,550	577,059	1,817,215	1,729,788
Revenue, Excluding Billable Expenses	$ 1,408,970	$ 1,326,961	$ 4,308,409	$ 4,149,870
Adjusted Operating Income				
Operating Income	$ 177,212	$ 184,257	$ 536,836	$ 583,365
Acquisition costs (a)	5,346	—	85,815	—
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	68	—	577
Significant acquisition amortization (d)	11,884	—	26,410	—
Adjusted Operating Income	$ 194,442	$ 184,325	$ 651,409	$ 583,942
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 128,846	$ 144,371	$ 375,782	$ 409,781
Income tax expense	30,090	21,612	103,569	102,418
Interest and other, net (e)	18,276	18,274	57,485	71,166
Depreciation and amortization	39,576	21,113	104,923	62,860
EBITDA	216,788	205,370	641,759	646,225
Acquisition costs (a)	5,346	—	85,815	—
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	68	—	577
Adjusted EBITDA	$ 222,134	$ 205,438	$ 729,922	$ 646,802
Adjusted EBITDA Margin on Revenue	10.9 %	10.8 %	11.9 %	11.0 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	15.8 %	15.5 %	16.9 %	15.6 %
Adjusted Net Income				
Net income	$ 128,846	$ 144,371	$ 375,782	$ 409,781
Acquisition costs (a)	5,346	—	85,815	—
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	68	—	577
Significant acquisition amortization (d)	11,884	—	26,410	—
Gain associated with equity method investment activities (f)	(7,095)	—	(12,761)	—
Research and development tax credits (g)	—	—	—	(2,928)
Release of income tax reserves (h)	—	—	—	(29)
Loss on debt extinguishment (i)	—	—	—	13,239
Amortization and write-off of debt issuance costs and debt discount	821	705	2,524	1,722
Adjustments for tax effect (j)	(2,848)	(201)	(27,127)	(4,040)
Adjusted Net Income	$ 136,954	$ 144,943	$ 452,991	$ 418,322
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	134,262,250	138,886,119	135,314,226	138,932,125
Adjusted Net Income Per Diluted Share (k)	$ 1.02	$ 1.04	$ 3.35	$ 3.01
Free Cash Flow				
Net cash provided by operating activities	$ 21,405	$ 232,935	$ 481,151	$ 798,959
Less: Purchases of property, equipment, and software	(21,933)	(15,949)	(51,608)	(54,033)
Free Cash Flow	$ (528)	$ 216,986	$ 429,543	$ 744,926

(a) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity. Acquisition costs primarily include costs associated with (i) due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees associated with the completion of the acquisitions of Liberty IT Solutions, LLC ("Liberty") and Tracepoint Holdings, LLC ("Tracepoint").

(b) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022.

(c) Represents the supplemental contribution to employees' dependent care FSA accounts in response to COVID-19.

(d) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the first quarter of fiscal 2022.

(e) Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(f) Represents (i) a gain in the second quarter of fiscal 2022 associated with the Company's previously held equity method investment in Tracepoint and (ii) a gain in the third quarter of fiscal 2022 associated with the divestiture of a controlling financial interest of a certain product offering.

(g) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 related to an increase in research and development credits available for fiscal years 2016 to 2019.

(h) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle acquisition.

(i) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% Senior Notes due 2025, including $9.0 million of the premium paid at redemption, and write-off of the unamortized debt issuance cost.

(j) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(k) Excludes adjustments of approximately $0.9 million and $2.4 million of net earnings for the three and nine months ended December 31, 2021, respectively, and excludes adjustments of approximately $0.9 million and $2.3 million of net earnings for the three and nine months ended December 31, 2020, respectively, associated with the application of the two-class method for computing diluted earnings per share.

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14 FINANCIAL RESULTS – KEY DRIVERS Third Quarter Fiscal 2022 – Below is a summary of the key factors driving results for the fiscal 2022 third quarter ended December 31, 2021 as compared to the prior year period: • Revenue increased 6.6% to $2.0 billion and Revenue, Excluding Billable Expenses increased 6.2% to $1.4 billion. Revenue growth was primarily driven by the impact from acquisitions during the quarter. This was partially offset by a slower ramp up on new and existing work, lower staff utilization in the current period, and continued pressure on billable expenses. • Operating income decreased 3.8% to $177.2 million and Adjusted Operating Income increased 5.5% to $194.4 million. The decrease in operating income was impacted by $5.3 million in acquisition costs as well as increases in depreciation and amortization primarily due to the recent acquisitions. These decreases were partially offset by profitable contract level performance and mix which includes inorganic contributions, and prudent cost management. The increase in Adjusted Operating Income was primarily driven by the same factors driving revenue growth. • Net income decreased 10.8% to $128.8 million and Adjusted Net Income decreased 5.5% to $137.0 million. These changes were primarily driven by the same factors as operating income and Adjusted Operating Income. Net income and Adjusted Net Income were also affected by higher interest expense, and the release of $10.2 million in reserves for uncertain tax positions in the prior fiscal year related to the acquisition of eGov Holdings, Inc. (d/b/a Aquilent), due to the expiration of the statute of limitations, not present in the current fiscal year. • EBITDA increased 5.6% to $216.8 million and Adjusted EBITDA increased 8.1% to $222.1 million. These increases were due to the same factors as operating income and Adjusted Operating Income. • Diluted EPS decreased to $0.95 from $1.03 and Adjusted Diluted EPS decreased to $1.02 from $1.04. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, as well as a lower share count in the third quarter of fiscal 2022. • As of December 31, 2021, total backlog was $27.8 billion, an increase of 19.2%. Funded backlog was $4.0 billion, an increase of 11.7%. • Net cash provided by operating activities was $21.4 million for the three months ended December 31, 2021, as compared to $232.9 million in the prior year period. The decrease in operating cash flows was primarily driven by lower collections on accounts receivables as well as higher disbursements. Free Cash Flow was $(0.5) million for the three months ended December 31, 2021, as compared to $217.0 million in the prior year period. Free Cash Flow was affected by the same factors affecting cash provided by operating activities, as well as an increase in capital expenditures driven by investments for future growth.